                                                                               .
                                                                               .
                                                                               .


                                                                      EXHIBIT 21

                         SUBSIDIARIES OF INTERFACE, INC.


                                                                                      JURISDICTION OF
           SUBSIDIARY(1)                                                               ORGANIZATION
           -------------                                                              ---------------

Bentley Mills, Inc. (f/k/a Bentley Royalty Company)                                     Nevada (USA)
Bentley Prince Street, Inc.                                                             Delaware (USA)
Camborne Holdings Ltd.(2)                                                               England and Wales
Guilford of Maine (Canada), Inc.                                                        Canada
Interface Americas Holdings, Inc.(3)                                                    Georgia (USA)
Interface Americas, Inc.                                                                Georgia (USA)
Interface Americas Re:Source Technologies, LLC                                          Georgia (USA)
Interface Architectural Resources, Inc.                                                 Michigan (USA)
Interface Asia-Pacific Hong Kong Ltd.                                                   Hong Kong
Interface Australia Holdings Pty Ltd.(4)                                                Australia
Interface Europe B.V.(5)                                                                Netherlands
Interface Europe, Ltd.(6)                                                               England and Wales
Interface Fabrics Group, Inc.(7)                                                        Delaware (USA)
Interface Fabrics Group Finishing, Inc.                                                 Georgia (USA)
Interface Fabrics Group Marketing, Inc.                                                 Nevada (USA)
Interface Fabrics Group North, Inc.                                                     Nevada (USA)
Interface Fabrics Group South, Inc.                                                     North Carolina (USA)
Interface Flooring Systems, Inc.                                                        Georgia (USA)
Interface Flooring Systems (Canada), Inc.                                               Canada
Interface Global Holdings ApS                                                           Denmark
Interface Heuga Singapore Pte. Ltd.                                                     Singapore
Interface Leasing, Inc.                                                                 Georgia (USA)
Interface Licensing Company                                                             Nevada (USA)
Interface Overseas Holdings, Inc.(8)                                                    Georgia (USA)
Interface Real Estate Holdings, LLC                                                     Georgia (USA)
Interface Research Corporation                                                          Georgia (USA)
Interface Securitization Corporation                                                    Delaware (USA)
Interface TekSolutions, LLC                                                             Michigan (USA)
Interface Yarns, Inc.                                                                   Georgia (USA)
Pandel, Inc.                                                                            Georgia (USA)
Quaker City International, Inc. (9)                                                     Pennsylvania (USA)
Re:Source Americas Enterprises, Inc.(10)                                                Georgia (USA)
Strategic Flooring Services, Inc.                                                       Georgia (USA)

(1) The names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary", have been omitted. The names of consolidated wholly-owned multiple subsidiaries carrying on the same line of business have been omitted where the name of the immediate parent, the line of business, the number of omitted subsidiaries operating in the United States and the number operating in foreign countries have been given.

(2) Camborne Holdings, Ltd. is the parent of ten direct subsidiaries organized and operating in England, Wales, Hong Kong, Singapore and Germany in the interior fabrics business.

(3) Interface Americas Holdings, Inc. (formerly Interface Americas, Inc.) is the parent of nine direct subsidiaries organized and operating in the United States, of which six are in the floorcoverings products/services business (including Bentley Prince Street, Inc., Interface Americas, Inc., Interface Flooring Systems, Inc., InterfaceFLOR, Inc. and Re:Source Americas Enterprises, Inc.), and one is in the specialty mats business (Pandel, Inc.). The two other U.S. subsidiaries of Interface Americas Holdings, Inc. sold substantially all of their assets during 2003, including Interface Americas Re:Source Technologies, LLC (formerly Interface Americas Re:Source Technologies, Inc.), which was in the adhesives and other specialty chemicals business, and Interface Architectural Resources, Inc., which was in the access flooring business. Interface Americas Holdings, Inc. is also the parent of three direct subsidiaries organized and operating outside the U.S. in the floorcovering products/services business.

(4) Interface Australia Holdings Pty Ltd. is the parent of six direct subsidiaries organized and operating in Australia in the floorcovering products/services business.

(5) Interface Europe B.V. (formerly Interface Heuga B.V.) is the parent of six direct subsidiaries organized and operating in the Netherlands, and eleven direct subsidiaries organized and operating outside of the Netherlands (including Interface Australia Holdings Pty. Ltd.), in the floorcovering products/services business.

(6) Interface Europe, Ltd. (formerly Interface Flooring Systems, Ltd.) is the parent of six direct subsidiaries organized and operating in England and Wales, and one direct subsidiary organized and operating in Ireland, in the floorcovering products/services business and two direct subsidiaries (Camborne Holdings Ltd. and Guilford of Maine (U.K.) Ltd.) organized and operating in England and Wales in the interior fabrics business.

(7) Interface Fabrics Group, Inc. (formerly Guilford of Maine, Inc. and Interface Interior Fabrics, Inc.) is the parent of five direct subsidiaries organized and operating in the United States (including Interface Fabrics Group Finishing, Inc., Interface Fabrics Group Marketing, Inc., Interface Fabrics Group North, Inc. and Interface Fabrics Group South, Inc.), and one direct subsidiary organized and operating in England and Wales, in the interior fabrics business.

(8) Interface Overseas Holdings, Inc. is the parent of seven direct subsidiaries, which subsidiaries are organized and operating in the United States (Interface Domestic Corporation), Denmark (Interface Global Holdings ApS and Interface Denmark Holdings ApS), Japan (ISM Japan Ltd.), Thailand (Interface Modernform Co. Ltd.) and China (Shanghai Interface Carpet Co. Ltd.).

(9) Quaker City International, Inc. is the parent of three direct subsidiaries organized and operating in the United States in the floorcovering services business.

(10) Re:Source Americas Enterprises, Inc. is the parent of fifteen direct subsidiaries organized and operating in the United States (including Quaker City International, Inc.) in the floorcovering services business.



                                       2